UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2017

Gartner, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14443	04-3099750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7700
(Address of principal executive offices, including zip code)

(203) 316-1111

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 5, 2017, Gartner, Inc., a Delaware corporation (“Gartner”) and certain of its subsidiaries, entered into an agreement among Gartner, as borrower, such subsidiaries, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent,” and such agreement, the “Amendment”), which amended Gartner’s existing credit facility, dated as of June 17, 2016, among Gartner, the several lenders party thereto and the Administrative Agent (as amended by the First Amendment, dated as of January 20, 2017, and the Second Amendment, dated as of March 20, 2017, the “Existing Credit Agreement”) in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger, by and among Gartner, Cobra Acquisition Corp., a Delaware corporation and wholly owned subsidiary (“Merger Sub”) and CEB Inc., a Delaware corporation (“CEB”), as previously disclosed in Gartner’s Current Report on Form 8-K filed with the SEC on January 5, 2017 and as further described in Item 2.01 of this Current Report on Form 8-K (the “Merger”).

The Amendment increased the aggregate principal amount of Gartner’s term loan A facility by $900 million and added an incremental tranche term loan B facility in an aggregate principal amount of $500 million. Immediately upon entry into the Amendment, Gartner drew down $900 million under the increased term loan A facility and $500 million under the term loan B facility and made an additional draw of $275 million on its existing revolving credit facility to fund a portion of the costs associated with the Merger.

The additional amount drawn under the term loan A facility has the same maturity date and is subject to the same interest, repayment terms, amortization schedules, representations and warranties, affirmative and negative covenants and events of default as the amount outstanding under such facility prior to entry by Gartner into the Amendment.

The term loan B facility will mature on April 5, 2024. Amounts outstanding thereunder will bear interest at a rate per annum equal to, at the option of Gartner, (1) adjusted LIBOR plus 2.00% or (2) an alternate base rate plus 1.00%.

The term loan B facility contains representations and warranties, affirmative and negative covenants and events of default that are the same as the term loan A facility and revolving credit facility, except that a breach of financial maintenance covenants will not result in an event of default under the term loan B facility unless the lenders under the revolving credit facility and term loan A facility have accelerated the revolving loans and term loan A loans and terminated their commitments thereunder. Additionally, the term loan B facility includes mandatory prepayment requirements related to asset sales (subject to reinvestment), debt incurrence (other than permitted debt) and excess cash flow, subject to certain limitations described therein. Any voluntary prepayment of the term loan B facility made in connection with a repricing transaction in the first six months following April 5, 2017 will be subject to a 1.00% prepayment premium.

Other than as specifically provided in the Amendment and as stated therein, the Amendment had no effect on any schedules, exhibits or attachments to the Existing Credit Agreement or the Guarantee and Collateral Agreement, dated as of June 17, 2016, (as amended by the First Amendment, dated as of January 20, 2017, and the Second Amendment, dated as of March 20, 2017 and supplemented by the Assumption Agreement (as described below), the “Guarantee and Collateral Agreement”), which remain in effect without any amendment or modification thereto.

Upon effectiveness of the Merger, CEB and certain of its material subsidiaries entered into an Assumption Agreement, dated April 5, 2017, in favor of the Administrative Agent on behalf of the lenders under the Existing Credit Agreement (the “Assumption Agreement”) pursuant to which CEB and such subsidiaries became additional guarantors of Gartner’s obligations under the Existing Credit Facility.

Also on April 5, 2017 and in connection with the closing of the Merger, Gartner and certain of its subsidiaries (including CEB and certain of its material subsidiaries) entered into an agreement among Gartner, as borrower, such subsidiaries, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “364-Day Facility”), for a senior unsecured 364-day bridge credit facility in an aggregate principal amount of $300 million, which amount was immediately drawn by Gartner to fund a portion of the costs associated with the Merger.

The 364-day Bridge Facility will mature on the 364th day after the closing date of the Merger. Amounts outstanding under the 364-day Bridge Facility will bear interest at a rate per annum equal to, at the option of Gartner, (1) adjusted LIBOR plus 2.75% or (2) an alternate base rate plus 1.75%, with the margins on both increasing by 0.25% 180 days after the closing date of the Merger and an additional 0.25% each 90 days thereafter.

The 364-day Bridge Facility contains representations and warranties, affirmative and negative covenants and events of default that are substantially the same as in the Existing Credit Agreement. Additionally, the 364-Day Facility includes mandatory prepayment requirements related to the receipt by Gartner of repatriated funds from its foreign subsidiaries, subject to certain exceptions and reduced by any taxes payable or reasonably estimated by Gartner to be payable upon such repatriation and proceeds from certain debt (excluding the other debt incurred in connection with the Merger) and equity issuances.

Gartner’s proceeds from the loans under both the Amendment and the 364-Day Facility were applied to finance, in part, the Merger, repay certain outstanding indebtedness of CEB and pay the fees, expenses and costs incurred by Gartner and CEB in connection with the Merger.

The foregoing descriptions of the Amendment and the 364-Day Facility do not purport to be complete and are respectively qualified in entirety by reference to the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein, and the 364-Day Facility, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed with the SEC on January 5, 2017, Gartner, CEB and Merger Sub, entered into an Agreement and Plan of Merger on January 5, 2017 (the “Merger Agreement”). This Current Report on Form 8-K is being filed in connection with the consummation of the transactions contemplated by the Merger Agreement.

On April 5, 2017, Gartner consummated the Merger, whereby Merger Sub merged with and into CEB, with CEB as the surviving corporation and a wholly owned subsidiary of Gartner. At the Effective Time (as defined in the Merger Agreement) each share of CEB common stock issued and outstanding immediately prior to the consummation of the Merger, except for (i) shares of CEB common stock as to which the holders thereof have not voted in favor of the Merger or consented to the Merger in writing and have demanded appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law and have not effectively withdrawn or lost their rights to appraisal and (ii) shares of CEB common stock owned by CEB as treasury stock or owned by Gartner or Merger Sub, will be converted into the right to receive, less any applicable withholding taxes, (a) $54.00 in cash and (b) 0.2284 of a share of Gartner common stock (clauses (a) and (b) together, the “Merger Consideration.” CEB stockholders will not receive any fractional shares of Gartner common stock and will instead receive cash in lieu of any such fractional shares of Gartner common stock, pursuant to the terms of the Merger Agreement.

Including Gartner’s assumption of approximately $0.7 billion in CEB net debt, the transaction has a total enterprise value of approximately $3.3 billion.

The foregoing description of the terms set forth in the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was attached as Annex A to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 6, 2017, as amended on February 22, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Amendment and the 364-Day Bridge Agreement is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On April 6, 2017, Gartner issued a press release announcing the consummation of the Merger, a copy of which is furnished as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of CEB required by this item were previously filed and incorporated by reference in Gartner’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on February 6, 2017, and amended on March 6, 2017.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is filed as Exhibit 99.1 to this Current Report on Form 8-K

(c) Exhibits

Exhibit No.	Description

10.1	Incremental Amendment, dated as of April 5, 2017, among Gartner, Inc., each other Loan Party party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	364-Day Bridge Credit Agreement, dated as of April 5, 2017, among Gartner, Inc., each other Loan Party party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Unaudited pro forma condensed consolidated financial information of Gartner, Inc. and CEB Inc.

99.2	Press Release, dated April 6, 2017.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or Gartner’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “expects,” “plans,” “works to,” “estimates,” or “continue” or the negative of these words or other similar terms or expressions, and include the assumptions that underlie such statements.  These forward-looking statements concern Gartner’s expectations, strategy, plans or intentions. Gartner’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to:

•	the risk that the businesses will not be integrated successfully;
•	the risk that synergies will not be realized or realized to the extent anticipated;
•	uncertainty as to the market value of the Gartner merger consideration to be paid in the Merger;
•	the risk that, following the Merger, Gartner will not realize its financing or operating strategies;
•	litigation in respect of either company or the Merger; and
•	disruption from the Merger making it more difficult to maintain certain strategic relationships.

The forward-looking statements contained in this Current Report are also subject to other risks and uncertainties, including those more fully described in Gartner’s filings with the Securities and Exchange Commission (“SEC”), including Gartner’s Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 22, 2017 and those discussed in “Risk Factors” in the Registration Statement on Form S-4, which was filed with the SEC on February 6, 2017 and amended on March 6, 2017 and in the documents which are incorporated by reference therein. The forward-looking statements in this Current Report are based on information available to Gartner as of the date hereof, and Gartner disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: April 6, 2017	By:	/s/ Craig W. Safian
Craig W. Safian Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Incremental Amendment, dated as of April 5, 2017, among Gartner, Inc., each other Loan Party party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	364-Day Bridge Credit Agreement, dated as of April 5, 2017, among Gartner, Inc., each other Loan Party party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Unaudited pro forma condensed consolidated financial information of Gartner, Inc. and CEB Inc.

99.2	Press Release, dated April 6, 2017.